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                                                                    EXHIBIT 23.4



                   [Allen & Company Incorporated Letterhead]


                                                November 13, 1995



Capital Cities/ABC, Inc.
77 West 66th Street
New York, New York  10023

Dear Sirs:

We hereby consent to the inclusion of our opinion dated July 31, 1995 to the Board of Directors of Capital Cities/ABC, Inc., a New York corporation (the "Company"), in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 to be filed by the Company with the Securities and Exchange Commission on or about November 13, 1995.


                                        Sincerely,

                                        ALLEN & COMPANY INCORPORATED


                                        By:/s/ James W. Quinn
                                           ---------------------------
                                           James W. Quinn
                                           Chief Financial Officer and
                                           Vice President